EXHIBIT 10.1

GENERAL TERMS AGREEMENT

between

Spirit AeroSystems, Incorporated
Tulsa Facility

and

LMI Aerospace, Incorporated

Spirit AeroSystems-GTA-T5P2-YB001851
Amendment 1

TABLE OF CONTENTS
TITLE PAGE
TABLE OF CONTENTS
AMENDMENT PAGE
RECITAL PAGE

1.0	DEFINITIONS			6

2.0	ORDERING			7
	2.1	Issuance of Orders		7
	2.2	Acceptance of Orders		7
	2.3	Written Authorization to Proceed		7

3.0	TITLE AND RISK OF LOSS			8

4.0	DELIVERY			8
	4.1	Schedule		8
	4.2	Reserved		9
	4.3	Notice of Labor Negotiations		9

5.0	ON-SITE REVIEW AND RESIDENT REPRESENTATIVES			9
	5.1	Review		9
	5.2	Resident Representatives		9

6.0	CREDIT OFFICE VISIBILITY			10

7.0	PACKING AND SHIPPING			10
	7.1	General		10
		7.1.1	Shipping Documentation	11
		7.1.2	Insurance	11
		7.1.3	Shipping Container Labels	11
		7.1.4	Carrier Selection	11
		7.1.5	Invoices	11
		7.1.6	Noncompliance	11
	7.2	Barcode Marking and Shipping		12

8.0	QUALITY ASSURANCE, INSPECTION, REJECTION, & ACCEPTANCE			12
	8.1	Controlling Document		12
	8.2	Seller's Inspection		12
		8.2.1	Seller's Disclosure	12
		8.2.2	Seller’s Acceptance	13
	8.3	Spirit AeroSystem, Inc. Inspection and Rejection		13
	8.4	Rights of Spirit AeroSystem's Customers and Regulators to Perform Inspections, Surveillance, and Testing		14
	8.5	Retention of Records		14
	8.6	Inspection		15
	8.7	Reserved		15
	8.8	Regulatory Approvals		15

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

9.0	EXAMINATION OF RECORDS		16

10.0	CHANGES		16
	10.1	Changes Clause	16

11.0	GENERAL & INTERNATIONAL REQUIREMENTS		17
	11.1	Language	17
	11.2	Currency	17
	11.3	Import/Export	18

12.0	TERMINATION FOR CONVENIENCE		19
	12.1	Basis for Termination; Notice	19
	12.2	Termination Instructions	19
	12.3	Seller's Claim	20
	12.4	Failure to Submit a Claim	20
	12.5	Partial Termination	20
	12.6	Product Price	20
	12.7	Exclusions or Deductions	21
	12.8	Partial Payment/Payment	21
	12.9	Seller's Accounting Practices	21
	12.10	Records	21

13.0	CANCELLATION FOR DEFAULT		21
	13.1	Events of Default	21
	13.2	Remedies	22

14.0	EXCUSABLE DELAY		24

15.0	SUSPENSION OF WORK		25

16.0	TERMINATION OR WRONGFUL CANCELLATION		25

17.0	ASSURANCE OF PERFORMANCE		25

18.0	RESPONSIBILITY FOR PROPERTY		26

19.0	LIMITATION OF SELLER'S RIGHT TO ENCUMBER ASSETS		26

20.0	PROPRIETARY INFORMATION AND ITEMS		27

21.0	COMPLIANCE		28
	21.1	Compliance With Laws	28
	21.2	Government Requirements	28
	21.3	Ethic Requirements/Code of Conduct	28

22.0	INTEGRITY IN PROCUREMENT		29

23.0	UTILIZATION OF SMALL BUSINESS CONCERNS		29

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

24.0	SPIRIT AEROSYSTEMS' RIGHTS IN SELLER'S PATENTS, COPYRIGHTS, TRADE SECRETS, AND TOOLING		29

25.0	TERMINATION OF AIRPLANE PROGRAM		30
	25.1	Program Termination	30
	25.2	Termination Liability	31

26.0	PUBLICITY		31

27.0	PROPERTY INSURANCE		31
	27.1	Insurance	31
	27.2	Certificate of Insurance	32
	27.3	Notice of Damage or Loss	32

28.0	RESPONSIBILITY FOR PERFORMANCE		32
	28.1	Subcontracting	33
	28.2	Reliance	33
	28.3	Assignment	33

29.0	NON-WAIVER/PARTIAL INVALIDITY		33

30.0	HEADINGS		34

31.0	RESERVED		34

32.0	RESERVED		34

33.0	DISPUTES		34

34.0	RESERVED		34

35.0	TAXES		34
	35.1	Inclusion of Taxes in Price	34
	35.2	Litigation	35
	35.3	Rebates	35

36.0	INDUSTRIAL PARTICIPATION		35

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

AMENDMENTS

Amend Number	Description	Date	Approval
1	Revised Seller’s name on Cover Page, Pages 6 and 36 and Footer (Was: Leonard’s Metal, Incorporated; Is: LMI Aerospace, Incorporated) Revised Section 28.3, Page 33 & 34	03-28-06 03-28-06	KEL/RKF KEL/RKF

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

GENERAL TERMS AGREEMENT

RELATING TO

Spirit AeroSystems, Incorporated
Tulsa Facility

THIS GENERAL TERMS AGREEMENT (“GTA”) is entered into as of 14 October 2005, by and between LMI Aerospace, Incorporated, a Missouri State corporation, with its principal office in St. Louis, MO, ("Seller"), and Spirit AeroSystems, Incorporated (Spirit AeroSystems) a Delaware corporation . Hereinafter, the Seller and Spirit AeroSystems may be referred to jointly as “Parties” hereto.

Now, therefore, in consideration of the mutual covenants set forth herein, the Parties agree as follows

AGREEMENTS

1.0  Definitions

The definitions set forth below shall apply to this GTA, any Order, and any related Special Business Provisions ("SBP") (collectively "the Agreement"). Words importing the singular shall also include the plural and vice versa.

A.	"Customer" means any manufacturer, owner, lessee or operator of an aircraft or commodity, or designee of such manufacturer, owner, lessee or operator.

B.	"FAA" means the United States Federal Aviation Administration or any successor agency thereto.

C.	"FAR" means the Federal Acquisition Regulations in effect on the date of this Agreement.

D.	"Procurement Representative" means the individual designated by Spirit AeroSystems as being primarily responsible for interacting with Seller regarding this Agreement or any Order.

E.
"Order" means each purchase contract and purchase order issued by Spirit AeroSystems and either accepted by Seller under the terms of this GTA and SBP or issued within Spirit AeroSystems’ authority under this GTA and SBP.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

F.
"Product" means goods, including components and parts thereof, services, documents, data, software, software documentation and other information or items furnished or to be furnished to Spirit AeroSystems under any Order, including Tooling, except for Rotating Use Tooling.

G.
"Tooling" means all tooling, used in production or inspection of Products, either provided to Seller or supplied by Seller whereby Spirit AeroSystems agrees to pay Seller for the manufacture of the tooling.

2.0  Ordering

2.1  Issuance of Orders

Spirit AeroSystems may issue Orders to Seller from time to time. Each Order shall contain a description of the Products ordered, a reference to the applicable specifications, drawings or supplier part number, the quantities and prices, the delivery schedule, the terms and place of delivery and any special conditions.

Each Order shall be governed by and be deemed to include the provisions of this GTA and SBP. Any other Order terms and conditions, which conflict with this Agreement, do not apply unless specifically agreed to in writing by the Parties.

2.2  Acceptance of Orders

Each Order is Spirit AeroSystems’ offer to Seller and acceptance is strictly limited to its terms, unless specifically agreed to in writing by the Procurement Representative of Spirit AeroSystems. Spirit AeroSystems objects to, and is not bound by, any terms or condition that differs from or adds to the Order. Seller's commencement of performance or acceptance of the Order in any manner shall conclusively evidence Seller's acceptance of the Order as written.
Any rejection by Seller of an Order shall specify the reasons for rejection and any changes or additions that would make the Order acceptable to Seller; provided, however, that Seller may not reject any Order for reasons inconsistent with the provisions of this Agreement or the applicable SBP.

2.3  Written Authorization to Proceed

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

Spirit AeroSystems’ Procurement Representative may give written or electronic authorization to Seller to commence performance before Spirit AeroSystems issues an Order. If Spirit AeroSystems’ authorization specifies that an Order will be issued, Spirit AeroSystems and Seller shall proceed as if an Order had been issued. This Agreement, the applicable SBP and the terms stated in the authorization shall be deemed to be a part of Spirit AeroSystems’ offer and the Parties shall promptly and in good faith agree on any open Order terms. If Spirit AeroSystems does not specify in its authorization that an Order shall be issued, Spirit AeroSystems’ obligation is strictly limited to the terms of the authorization.

If Seller commences performance before an Order is issued or without receiving Spirit AeroSystems’ prior authorization to proceed, such performance shall be at Seller's risk and expense.

3.0   Title and Risk of Loss

Except as otherwise agreed to by the Parties, title to and risk of any loss of or damage to the Products shall pass at the F.O.B. or INCOTERM point as specified in the applicable Order, except for loss or damage thereto resulting from Seller's fault or negligence.

4.0  Delivery

4.1  Schedule

Seller shall strictly adhere to the shipment, delivery or completion schedules specified in the Order. In the event of any anticipated or actual delay, including but not limited to delays attributed to labor disputes, Seller shall: (i) promptly notify Spirit AeroSystems in writing of the reasons for the delay and the actions being taken to overcome or minimize the delay; and (ii) provide Spirit AeroSystems with a written recovery schedule. If Spirit AeroSystems requests, Seller shall, at Seller’s expense, ship via air or other expedited routing to avoid the delay or minimize it as much as possible. Seller shall not deliver Products prior to the scheduled delivery dates unless authorized by Spirit AeroSystems.

Spirit AeroSystems shall, at no additional cost to Spirit AeroSystems, retain goods furnished in excess of the specified quantity or in excess of any allowable overage unless, within forty-five (45) days of shipment, Seller requests return of such excess. In the event of such request, Seller shall reimburse Spirit AeroSystems for reasonable costs associated with storage and return of excess.

If Products are manufactured with reference to Spirit AeroSystems Proprietary Information or Materials, Seller agrees that pursuant to the Proprietary Information and Items article of this Agreement, it will not sell or offer such Products for sale to anyone other than Spirit AeroSystems without Spirit AeroSystems prior written consent.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

4.2  Reserved

4.3  Notice of Labor Negotiations

When requested by Spirit AeroSystems, Seller will provide status on labor contracts and pending negotiations, including that of Seller’s subcontractors or suppliers, except as may be prohibited by law.

5.0  On-Site Review and Resident Representatives

5.1  Review

Seller hereby grants, and shall cause any of its subcontractors or suppliers to grant, to Spirit AeroSystems the right to visit the facility of Seller or any of its subcontractors or suppliers during operating hours to review progress and performance with respect to production, schedule, cost, quality and protection of Spirit AeroSystems’ proprietary rights under any Order. Any Spirit AeroSystems representative shall be allowed access to all areas used for the performance of the Agreement. Such access shall be subject to the regulations of any governmental agency regarding admissibility and movement of personnel on the premises of Seller or any of its subcontractors or suppliers.

Spirit AeroSystems shall notify Seller prior to any visit. Such notice shall contain the names, citizenship and positions of the visiting personnel and the duration and purpose of such visit.

5.2  Resident Representatives

Spirit AeroSystems may, in its sole discretion, and for such period, as it deems necessary, locate resident personnel ("Resident Team") at Seller's facility to assist or support Seller. The Resident Team shall function under the direction of a resident Spirit AeroSystems manager, if appropriate, or a manager located at Spirit AeroSystems who will supervise Resident Team activities.

The Resident Team shall be allowed access to or to review, as the case may be, all work areas, program status reports and management reviews used for or relating to Seller's performance of the Agreement.

Seller shall supply the Resident Team with office space, desks, facsimile machines, telephones, high-speed access to internet services (if available from local providers), stationery supplies, filing cabinets, communication facilities, secretarial services and

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

any other items reasonably requested by Spirit AeroSystems. A reasonable portion of the Resident Team's working area shall be dedicated to space for private telephone calls, meetings and similar Spirit AeroSystems activities. All costs and expenses for such facilities and services, if required, shall be paid by Seller.

Notwithstanding such access and review, Seller remains solely responsible for performing in accordance with each Order.

6.0  Credit Office Visibility (Parent Company Guarantee?)

If requested, Seller shall provide financial data, on a quarterly basis, or as requested to the Boeing Corporate Credit Office for credit and financial condition reviews. Said data shall include but not be limited to balance sheets, schedule of accounts payable and receivable, major lines of credit, creditors, income statements (profit and loss), cash flow statements, firm backlog, and headcount. Copies of such data are to be made available within 72 hours of any written request by Boeing’s Corporate Credit Office. Spirit AeroSystems and Boeing shall treat all such information as confidential.

7.0  Packing and Shipping

7.1  General

Seller shall pack the Products to prevent damage and deterioration taking into account method of shipment, location of shipment and destination of receipt, as well as time associated with shipment. Seller shall comply with carrier tariffs. Unless the Order specifies otherwise, the price for Products sold place of destination shall include shipping charges. Unless otherwise specified in the Order, Products sold place of origin or shipment shall be forwarded collect. For Products shipped domestically, Seller shall make no declaration concerning the value of the Products shipped, except on the Products where the tariff rating is dependent upon released or declared value. In such event, Seller shall release or declare such value at the maximum value within the lowest rating. Spirit AeroSystems may charge Seller for damage to or deterioration of any Products resulting from improper packing or packaging. Seller shall comply with any special instructions stated in the applicable Order. Upon Spirit AeroSystems’ request, Seller will identify packaging charges showing material and labor costs for container fabrication.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

7.1.1  Shipping Documentation

Shipments by Seller or its subcontractors or suppliers must include packing sheets. Each packing sheet must include at a minimum the following: a) Seller's name, address, phone number; and supplier code number b) Order and item number; c) ship date for the Products; d) total quantity shipped and quantity in each container, if applicable; e) legible packing slip number; f) nomenclature; g) unit of measure; h) “ship to” information if other than Spirit AeroSystems; i) warranty data and certification, as applicable; j) rejection tag, if applicable; k) Seller's certification that Products comply with Order requirements; and, l) identification of optional material used, if applicable. A shipment containing hazardous and non-hazardous materials must have separate packing sheets for the hazardous and non-hazardous materials. Items shipped on the same day will be consolidated on one bill of lading or airbill, unless Spirit AeroSystems’ Procurement Representative authorizes otherwise. The shipping documents will describe the material according to the applicable classification or tariff rating. The total number of shipping containers will be referenced on all shipping documents. Originals of all government bills of lading will be surrendered to the origin carrier at the time of shipment.

7.1.2  Insurance

Seller will not insure any shipment designated origin or place of shipment unless authorized by Spirit AeroSystems.

7.1.3  Shipping Container Labels

Seller will label each shipping container with the Order number and the number that each container represents of the total number being shipped (e.g., Box 1 of 2, Box 2 of 2).

7.1.4  Carrier Selection

Spirit AeroSystems will select the carrier and mode of transportation for all shipments where freight costs will be charged to Spirit AeroSystems.

7.1.5  Invoices

Seller will include copies of documentation supporting prepaid freight charges (e.g., carrier invoices or shipping log/manifest), if any, with its invoices.

7.1.6  Noncompliance

If Seller is unable to comply with the shipping instructions in an Order, Seller will contact Spirit AeroSystems’ Traffic Management Department or Spirit AeroSystems’ Procurement Representative.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

7.2  Barcode Marking and Shipping

For Orders from Spirit AeroSystems locations that have approved Seller to utilize barcode labeling for shipping and packaging, Seller shall mark and package such shipments in accordance with the applicable barcode requirements for that location. Where approved and pursuant to applicable specifications, Seller will utilize barcoding technology for part marking Products.

8.0  QUALITY ASSURANCE, INSPECTION, REJECTION, & ACCEPTANCE

8.1  Controlling Document

The controlling quality assurance document for Orders shall be as set forth in the SBP.

8.2  Seller's Inspection

Seller shall inspect or otherwise verify that all Products, including those components procured from or furnished by subcontractors or suppliers or Spirit AeroSystems, comply with the requirements of the Order prior to shipment. Seller shall be responsible for all tests and inspections of the Product during receiving, manufacture and Seller's final inspection. Seller agrees to furnish copies of test and/or control data upon request from Spirit AeroSystems’ Procurement Representative.

8.2.1  Seller's Disclosure

Seller shall provide written notification to Spirit AeroSystems within one business day when a nonconformance is determined to exist, or is suspected to exist, on Product already delivered to Spirit AeroSystems under any Order and the following is known:

A.	Affected process or Product number and name

B.	Description of the problem (i.e., what it is and what it should be);

C.	Quantity and dates delivered

D.	Suspect/affected serial number(s) or date codes, when applicable.

The Seller shall notify the Spirit AeroSystems Procurement Representative and the Spirit AeroSystems Procurement Quality Assurance Field Representative for the Spirit AeroSystems location where the Product was delivered.

If the nonconforming condition has been previously identified by Spirit AeroSystems, using a Nonconformance Record or other equivalent means and requesting a corrective action response, the Seller shall notify the Spirit AeroSystems investigator identified on the corrective action request that additional Product is affected.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

8.2.2  Seller’s Acceptance

Seller shall provide with all shipments the following evidence of acceptance by its quality assurance department: (a) certified physical and metallurgical or mechanical test reports where required by controlling specifications, or (b) a signed, dated statement on the packing sheet certifying that its quality assurance department has inspected the Products and they adhere to all applicable drawings and/or specifications.

8.3  Spirit AeroSystems’ Inspection and Rejection

Spirit AeroSystems will accept the Products or give Seller notice of rejection or revocation of acceptance (“rejection” herein), notwithstanding any payment, prior test or inspection, or passage of title. No inspection, test delay or failure to inspect or test or failure to discover any defect or other nonconformance shall relieve Seller of any obligations under any Order or impair any right or remedy of Spirit AeroSystems.

If Seller delivers non-conforming Products, Spirit AeroSystems may at its option and at Seller’s expense (i) return the Products for credit or refund; (ii) require Seller to promptly correct or replace the Products; (iii) correct the Products; or, (iv) obtain replacement Products from another source. These remedies are in addition to any remedies Spirit AeroSystems may have at law or equity.

Seller shall not redeliver corrected or rejected goods without disclosing the former rejection or requirement for correction. Seller shall disclose any corrective action taken. Repair, replacement and other correction and redelivery shall be completed within the original delivery schedule or such later time as Procurement Representatives of Spirit AeroSystems may reasonably direct.

All costs and expenses and loss of value incurred as a result of or in connection with nonconformance and repair, replacement or other correction may be recovered from Seller by equitable price reduction or credit against amounts that may be owed to Seller under this Agreement or otherwise.

Acceptance of any Product by Spirit AeroSystems following any repair or rework pursuant to this Section 8.3 shall not alter or affect the obligations of Seller or the rights of Spirit AeroSystems under SBP Section 6.1.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

8.4 Rights of Spirit AeroSystems’ Customers and Regulators to Perform Inspections, Surveillance, and Testing

Spirit AeroSystems’ rights to perform inspections, surveillance and tests and to review procedures, practices, processes and related documents related to quality assurance, quality control, flight safety, and configuration control shall extend to the Customers of Spirit AeroSystems that are departments, agencies or instrumentalities of the United States Government and to the FAA and any successor agency or instrumentality of the United States Government. Spirit AeroSystems may also, at Spirit AeroSystems’ option, by prior written notice from Spirit AeroSystems’ Procurement Representative, extend such rights to other Customers of Spirit AeroSystems and to agencies or instrumentalities of other governments equivalent in purpose to the FAA. Seller shall cooperate with any such United States Government or Spirit AeroSystems directed inspection, surveillance, test or review without additional charge to Spirit AeroSystems. Nothing in any Order shall be interpreted to limit United States Government access to Seller's facilities pursuant to law or regulation.

Where Seller is located in or subcontracts with a supplier or subcontractor located in a country which does not have a bilateral airworthiness agreement with the United States, Seller will obtain and maintain on file and require its affected supplier(s) or subcontractor(s) to obtain and maintain on file, subject to review by Spirit AeroSystems, a letter from the applicable government where the Product or subcontracted element is to be manufactured stating that Spirit AeroSystems and the FAA will be granted access to perform inspections, surveillance and tests and to review procedures, practices, processes and related documents related to quality assurance, quality control, flight safety, and configuration control.

8.5  Retention of Records

Seller shall maintain, on file at the seller’s facility, Quality records traceable to the conformance of product/part numbers delivered to Spirit AeroSystems. Seller shall make such records available to regulatory authorities and Spirit AeroSystems’ authorized representatives. Seller shall retain such records for a period of not less than (7) seven years from the date of shipment under each applicable order for all product/part numbers unless otherwise specified on the order. Seller shall maintain all records related to the current first article inspection (FAI) for (7) seven years past final delivery of the last Product covered by the FAI.

At the expiration of such period, Spirit AeroSystems reserves the right to request delivery of such records. In the event Spirit AeroSystems chooses to exercise this right, Seller shall promptly deliver such records to Spirit AeroSystems at no additional cost on media agreed to by both parties.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

8.6  Inspection

At no additional cost to Spirit AeroSystems, Products may be subject to inspection, surveillance and test at reasonable times and places, including Seller’s subcontractors’ or suppliers’ locations. Spirit AeroSystems will perform inspections; surveillance and tests so as not to unduly delay the work. Seller shall maintain an inspection system acceptable to Spirit AeroSystems for the Products purchased under any Order.

If Spirit AeroSystems performs an inspection or test on the premises of Seller or its subcontractors or suppliers, Seller shall furnish and require its subcontractors or suppliers to furnish, without additional charge, reasonable facilities and assistance for the safe and convenient performance of these duties.

Seller's documentation accompanying the shipment must reflect evidence of this inspection.

8.7  Reserved

8.8  Regulatory Approvals

For aircraft regulated by the FAA or non-U.S. equivalent agency, regulatory approval may be required for Seller to make direct sales (does not include “direct ship” sale through Spirit AeroSystems) of modification or replacement parts to owners/operators of type-certificated aircraft. Regulatory approval, such as Parts Manufacturer Approval (PMA), is granted by the FAA or appropriate non-U.S. equivalent regulatory agency. Seller agrees not to engage in any such direct sales of Products under this Agreement without regulatory approval. Any breach of this provision will be deemed a material breach of this Agreement. For Seller proprietary parts, Seller agrees to notify Spirit AeroSystems of application for PMA or other applicable regulatory approval and subsequent approval or denial of same. Upon receipt of proof of PMA or other applicable regulatory approval, Spirit AeroSystems may list Seller in the Illustrated Parts Catalog as seller of that part.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

9.0  EXAMINATION OF RECORDS

Seller shall maintain complete and accurate records showing the sales volume of all Products. Such records shall support all services performed, allowances claimed and costs incurred by Seller in the performance of each Order, including but not limited to those factors which comprise or affect direct labor hours, direct labor rates, material costs, burden rates and subcontracts. Such records and other data shall be capable of verification through audit and analysis by Spirit AeroSystems and be available to Spirit AeroSystems at Seller's facility for Spirit AeroSystems’ examination, reproduction, and audit at all reasonable times from the date of the applicable Order until three (3) years after final payment under such Order. Seller shall provide assistance to interpret such data if requested by Spirit AeroSystems. Such examination shall provide Spirit AeroSystems with complete information regarding Seller's performance for use in price negotiations with Seller relating to existing or future orders for Products, including but not limited to negotiation of equitable adjustments for changes and termination/obsolescence claims pursuant to GTA Section 10.0. Spirit AeroSystems shall treat all information disclosed under this GTA Section as confidential, unless required by U.S. Government contracting regulation(s).

10.0  CHANGES

10.1  Changes Clause

Spirit AeroSystems Procurement Representative may, without notice to sureties, in writing direct changes within the general scope of this Agreement or an Order in any of the following: (i) technical requirements and descriptions, specifications, statement of work, drawings or designs; (ii) shipment or packing methods; (iii) place of delivery, inspection or acceptance; (iv) reasonable adjustments in quantities or delivery schedules or both; (v) amount of Spirit AeroSystems-furnished property; and, if this contract includes services, (vi) description of services to be performed; (vii) time of performance (i.e., hours of the day, days of the week, etc.); and (viii) place of performance. Seller shall comply immediately with such direction.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

If such change increases or decreases the cost or time required to perform this contract, Spirit AeroSystems and Seller shall negotiate an equitable adjustment in the price or schedule, or both, to reflect the increase or decrease. Unless otherwise agreed in writing, Seller must assert any claim for adjustment to Spirit AeroSystems’ Procurement Representative in writing within twenty-five (25) days and deliver a fully supported proposal to Spirit AeroSystems’ Procurement Representative within 60 days after Seller’s receipt of such direction. SPIRIT AEROSYSTEMS shall modify the Order in writing accordingly. Spirit AeroSystems may, at its sole discretion, consider any claim regardless of when asserted. If Seller’s claim includes the cost of property made obsolete or excess by the change, Spirit AeroSystems may direct the disposition of the property. Spirit AeroSystems may examine Seller’s pertinent books and records to verify the amount of Seller’s claim. Failure of the Parties to agree upon any adjustment shall not excuse Seller from performing in accordance with Spirit AeroSystems’ direction.

If Seller considers that Spirit AeroSystems’ conduct constitutes a change, Seller shall notify Spirit AeroSystems’ Procurement Representative immediately in writing as to the nature of such conduct and its effect upon Seller’s performance. Pending direction from Spirit AeroSystems’ Procurement Representative, Seller shall take no action to implement any such change.

11.0  GENERAL & INTERNATIONAL REQUIREMENTS

11.1  Language

The Parties hereto have agreed that this Agreement be written in American English only. Where Seller resides in Quebec, Canada, les parties aux presentes tes ont convenu de rediger ce contrat en Anglais seulement. All contractual documents and all correspondence, invoices, notices and other documents shall be submitted in American English. Any necessary conversations shall be held in English. Spirit AeroSystems shall determine whether measurements will be in the English or Metric system or a combination of the two systems. When furnishing documents to Spirit AeroSystems, Seller shall not convert measurements, which Spirit AeroSystems has stated in an English measurement system into the Metric system.

11.2  Currency

Unless specified elsewhere herein, all prices shall be stated in and all payments shall be made in the currency of the United States of America (U.S. Dollars). No adjustments to any prices shall be made for changes to or fluctuations in currency exchange rates.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

11.3  Import/Export

A.
In performing the obligations of this Agreement, both Parties will comply with United States export control and sanctions laws, regulations, and orders, as they may be amended from time to time, applicable to the export and re-export of goods, software, technology, or technical data (“Items”) or services, including without limitation the Export Administration Regulations (“EAR”), International Traffic in Arms Regulations (“ITAR”), and regulations and orders administered by the Treasury Department’s Office of Foreign Assets Control (collectively, “Export Control Laws”).

B.
The Party conducting the export shall be responsible for obtaining the required authorizations. The Party conducting the re-export shall be responsible for obtaining the required authorizations. Each Party shall reasonably cooperate and exercise reasonable efforts to support the other Party in obtaining any necessary licenses or authorizations required to perform its obligations under this Agreement.

C.
The Party providing any Items under this Agreement shall, upon request, notify the other Party of the Items’ Export Control Classification Numbers (“ECCNs”) as well as the ECCNs of any components or parts thereof if they are different from the ECCN of the Item at issue.

D.
Each Party represents that (i) the Items, and the parts and components thereof, it is providing under this Agreement are not “defense articles” as that term is defined in 22 C.F.R. § 120.6 of the ITAR and (ii) the services it is providing under this Agreement are not “defense services” as that term is defined in 22 C.F.R. § 120.9 of the ITAR. The Parties acknowledge that this representation means that an official capable of binding the Party providing such Items knows or has otherwise determined that such Items, and the parts and components thereof, are not on the ITAR’s Munitions List at 22 C.F.R. §121.1. Each Party agrees to reasonably cooperate with the other in providing, upon request of the other Party, documentation or other information that supports or confirms this representation.

E.
To the extent that such Items, or any parts or components thereof, were specifically designed or modified for a military end use or end user, the Party providing such Items shall notify the other Party of this fact and shall also provide the other Party with written confirmation from the United States Department of State that such Items, and all such parts or components thereof, are not subject to the jurisdiction of the ITAR.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

12.0  TERMINATION FOR CONVENIENCE

12.1  Basis for Termination; Notice

Spirit AeroSystems may, from time to time terminate all or part of any Order issued hereunder, by written notice to Seller. Any such written notice of termination shall specify the effective date and the extent of any such termination.

12.2  Termination Instructions

On receipt of a written notice of termination pursuant to GTA Section 12.1, unless otherwise directed by Spirit AeroSystems, Seller shall:

A.	Immediately stop work as specified in the notice;

B.	Immediately terminate its subcontracts and purchase orders relating to work terminated;

C.	Settle any termination claims made by its subcontractors or suppliers; provided, that Spirit AeroSystems shall have approved the amount of such termination claims in writing prior to such settlement;

D.	Preserve and protect all terminated inventory and Products;

E.
At Spirit AeroSystems’ request, transfer title (to the extent not previously transferred) and deliver to Spirit AeroSystems or Spirit AeroSystems’ designee all supplies and materials, work-in-process, Tooling and manufacturing drawings and data produced or acquired by Seller for the performance of this Agreement and any Order, all in accordance with the terms of such request;

F.	Be compensated for such items to the extent provided in GTA Section 12.3 below;

G.
Take all reasonable steps required to return, or at Spirit AeroSystems’ option and with prior written approval to destroy, all Spirit AeroSystems provided Proprietary Information and Items, as set forth in GTA Section 20.0, in the possession, custody or control of Seller or any of its subcontractors or suppliers;

H.	Take such other action as, in Spirit AeroSystems’s reasonable opinion, may be necessary, and as Spirit AeroSystems shall direct in writing, to facilitate termination of the Order; and

I.	Complete performance of the work not terminated.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

12.3  Seller's Claim

If Spirit AeroSystems terminates an Order in whole or in part pursuant to GTA Section 12.1 above, Seller shall have the right to submit a written termination claim to Spirit AeroSystems in accordance with the terms of this GTA Section 12.3. Such termination claim shall be asserted toSpirit AeroSystems within forty-five (45) days and all documentation supporting said claim must be asserted not later than six (6) months after Seller's receipt of the termination notice and shall be in the form prescribed by Spirit AeroSystems. Such claim must contain sufficient detail to explain the amount claimed, including detailed inventory schedules and a detailed breakdown of all costs claimed separated into categories (e.g., materials, purchased parts, finished components, labor, burden, general and administrative), and to explain the basis for allocation of all other costs. In no event shall claims for non-recurring engineering be considered or paid by Spirit AeroSystems to Seller. With regard to the amount compensatable to Seller under a termination pursuant to GTA Section 12.1 above, Seller shall be entitled to compensation in accordance with and to the extent allowed under the terms of FAR 52-249-2 paragraphs (e)-(i), (Sept 96) (as published in 48 CFR § 52.249-2 approval 1996; without Alternates, unless alternate clause date is called out on the Order) which is incorporated herein by reference except "Government" and "Contracting Officer" shall mean Spirit AeroSystems, "Contractor" shall mean Seller and "Contract" shall mean Order.

Seller shall indemnify Spirit AeroSystems and hold Spirit AeroSystems harmless from and against (i) any and all claims, suits and proceedings against Spirit AeroSystems by any subcontractor or supplier of Seller in respect of any such termination and (ii) any and all costs, expenses, losses and damages incurred by Spirit AeroSystems in connection with any such claim, suit or proceeding.

12.4  Failure to Submit a Claim

Notwithstanding any other provision of this GTA Section 12.0, if Seller fails to submit a termination claim within the time period set forth above, Seller shall be barred from submitting a claim and Spirit AeroSystems shall have no obligation for payment to Seller under this GTA Section 12.0 except for those Products previously delivered and accepted by Spirit AeroSystems.

12.5  Partial Termination

Any partial termination of an Order shall not alter or affect the terms and conditions of the Order or any Order with respect to Products not terminated.

12.6  Product Price

Termination under this GTA Section 12.0 shall not result in any change to unit prices for Products not terminated.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

12.7  Exclusions or Deductions

The following items shall be excluded or deducted from any claim submitted by Seller:

A.	All unliquidated advances or other payments made by Spirit AeroSystems to Seller pursuant to a terminated Order;

B.	Any claim which Spirit AeroSystems has against Seller;

C.	The agreed price for scrap allowance;

D.	Except for normal spoilage and any risk of loss assumed by Spirit AeroSystems, the agreed fair value of property that is lost, destroyed, stolen or damaged.

12.8  Partial Payment/Payment

Payment, if any, to be paid under this GTA Section 12.0 shall be made thirty (30) days after settlement between the parties or as otherwise agreed to between the parties. Spirit AeroSystems may make partial payments and payments against costs incurred by Seller for the terminated portion of the Order. If the total payments exceed the final amount determined to be due, Seller shall repay the excess to Spirit AeroSystemsupon demand.

12.9  Seller's Accounting Practices

Spirit AeroSystems and Seller agree that Seller's "normal accounting practices" used in developing the price of the Product(s) shall also be used in determining the allocable costs at termination. For purposes of this GTA Section 12.9, Seller's "normal accounting practices" refers to Seller's method of charging costs as a direct charge, overhead expense, general administrative expense, etc.

12.10  Records

Unless otherwise provided in this Agreement or by law, Seller shall maintain all financial records and documents relating to the terminated portion of the Order for three (3) years after final settlement of Seller's termination claim.

13.0  CANCELLATION FOR DEFAULT

13.1  Events of Default

The occurrence of any one or more of the following events shall constitute an "Event of Default".

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

A.	Any failure by Seller to deliver, when and as required by this Agreement or any Order, any Product, except as provided in GTA Section 14.0; or

B.	Any failure by Seller to provide an acceptable Assurance of Performance within the time specified in GTA Section 17.0, or otherwise in accordance with applicable law; or,

C.	Any failure by Seller to perform or comply with any obligation set forth in GTA Section 20.0;or,

D.	Seller is or has participated in the sale, purchase or manufacture of airplane parts without the required approval of the FAA or appropriate non-U.S. equivalent regulatory agency; or

E.	Spirit AeroSystems revokes Seller’s Quality Assurance System approval, if applicable; or,

F.
Any failure by Seller to perform or comply with any obligation (other than as described in the foregoing GTA Sections (13.1.A, 13.1.B, 13.1.C, 13.1.D and 13.1.E) set forth in this Agreement and such failure shall continue unremedied for a period of ten (10) days or more following receipt by Seller of notice from Spirit AeroSystems specifying such failure; or

G.
(1) the suspension, dissolution or winding-up of Seller's business, (2) Seller's insolvency, or its inability to pay debts, or its nonpayment of debts, as they become due, (3) the institution of reorganization, liquidation or other such proceedings by or against Seller or the appointment of a custodian, trustee, receiver or similar Person for Seller's properties or business, (4) an assignment by Seller for the benefit of its creditors, or (5) any action of Seller for the purpose of effecting or facilitating any of the foregoing.

13.2  Remedies

If any Event of Default shall occur:

A.	Cancellation
Spirit AeroSystems may, by giving written notice to Seller, immediately cancel any Order, any SBP or the Agreement, in whole or in part, and Spirit AeroSystems shall not be required after such notice to accept the tender by Seller of any Products subject to the cancellation.

B.	Cover
Spirit AeroSystems may manufacture, produce or provide, or may engage any other persons to manufacture, produce or provide, any Products in substitution for the Products to be delivered or provided by Seller. In addition to any other remedies or damages available to Spirit AeroSystems hereunder or at law or in

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

equity, Spirit AeroSystems may recover from Seller the difference between the price for each such Product and the aggregate expense, including, without limitation, administrative and other indirect costs, paid or incurred bySpirit AeroSystems to manufacture, produce or provide, or engage other persons to manufacture, produce or provide, each such Product

C.	Rework or Repair
Where allowed by the applicable regulatory authority, Spirit AeroSystems or its designee may rework or repair any Product in accordance with GTA Section 8.3;

D.	Setoff
Spirit AeroSystems shall, at its option, have the right to set off against and apply to the payment or performance of any obligation, sum or amount owing at any time to Spirit AeroSystems hereunder or under any Order, all deposits, amounts or balances held by Spirit AeroSystems for the account of Seller and any amounts owed by Spirit AeroSystems to Seller, regardless of whether any such deposit, amount, balance or other amount or payment is then due and owing.

E.	Tooling and other Materials
As partial compensation for the additional costs which Spirit AeroSystems will incur as a result of the transfer of production capabilities from Seller to Spirit AeroSystems or Spirit AeroSystems’ designee, Seller shall upon the request of Spirit AeroSystems, transfer and deliver to Spirit AeroSystems orSpirit AeroSystems‘ designee title to any or all (i) Tooling, (ii) Spirit AeroSystems -furnished material, (iii) raw materials, parts, work-in-process, incomplete or completed assemblies, and all other Products or parts thereof in the possession or under the effective control of Seller or any of its subcontractors or suppliers (iv) Proprietary Information and Materials of Spirit AeroSystems including without limitation planning data, drawings and other Proprietary Information and Materials relating to the design, production, maintenance, repair and use of Tooling, in the possession or under the effective control of Seller or any of its subcontractors or suppliers, in each case free and clear of all liens, claims or other rights of any person.

Seller shall be entitled to receive from Spirit AeroSystems reasonable compensation for any item accepted by Spirit AeroSystems which has been transferred to Spirit AeroSystems pursuant to this GTA Section 13.2.E (except for any item the price of which has been paid to Seller prior to such transfer); provided, however, that such compensation shall not be paid directly to Seller, but shall be accounted for as a setoff against any damages payable by Seller toSpirit AeroSystems as a result of any Event of Default.

F.	Remedies Generally
No failure on the part of Spirit AeroSystems in exercising any right or remedy hereunder, or as provided by law or in equity, shall impair, prejudice or constitute

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

a waiver of any such right or remedy, or shall be construed as a waiver of any Event of Default or as acquiescence therein. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No acceptance of partial payment or performance of any of Seller's obligations hereunder shall constitute a waiver of any Event of Default or a waiver or release of payment or performance in full by Seller of any such obligation. All rights and remedies of Spirit AeroSystems hereunder and at law and in equity shall be cumulative and not mutually exclusive and the exercise of one shall not be deemed a waiver of the right to exercise any other. Nothing contained in this Agreement shall be construed to limit any right or remedy of Spirit AeroSystems now or hereafter existing at law or in equity.

14.0  EXCUSABLE DELAY

If delivery of any Product is delayed by unforeseeable circumstances beyond the control and without the fault or negligence of Seller or of its suppliers or subcontractors (any such delay being hereinafter referred to as "Excusable Delay"), the delivery of such Product shall be extended for a period to be determined by Spirit AeroSystems after an assessment by Spirit AeroSystems of alternative work methods. Excusable Delays may include, but are not limited to, acts of God, war, terrorist acts, riots, acts of government, fires, floods, epidemics, quarantine restrictions, freight embargoes, strikes or unusually severe weather, but shall exclude Seller's noncompliance with any legal requirement as required by GTA Section 21.0 “Compliance with Laws”. However, the above notwithstanding, Spirit AeroSystems expects Seller to continue production, recover lost time and support all schedules as established under this Agreement or any Order. Therefore, it is understood and agreed that (i) delays of less than two (2) days duration shall not be considered to be Excusable Delays unless such delays shall occur within thirty (30) days preceding the scheduled delivery date of any Product and (ii) if delay in delivery of any Product is caused by the default of any of Seller's subcontractors or suppliers, such delay shall not be considered an Excusable Delay unless the supplies or services to be provided by such subcontractor or supplier are not obtainable from other sources in sufficient time to permit Seller to meet the applicable delivery schedules. If delivery of any Product is delayed by any Excusable Delay for more than three (3) months, Spirit AeroSystems may, without any additional extension, cancel all or part of any Order with respect to the delayed Products, and exercise any of its remedies in accordance with GTA Section 13.2, provided however, that Spirit AeroSystems shall not be entitled to monetary damages or specific performance to the extent Seller's breach is the result of an Excusable Delay.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

15.0  SUSPENSION OF WORK

Spirit AeroSystems may at any time, by written order to Seller, require Seller to stop all or any part of the work called for by any Order for up to one hundred twenty (120) days hereafter referred to as a "Stop Work Order" issued pursuant to this GTA Section 15.0. On receipt of a Stop Work Order, Seller shall promptly comply with its terms and take all reasonable steps to minimize the occurrence of costs arising from the work covered by the Stop Work Order during the period of work stoppage. Within the period covered by the Stop Work Order (including any extension thereof) Spirit AeroSystems shall either (i) cancel the Stop Work Order or (ii) terminate or cancel the work covered by the Stop Work Order in accordance with the provisions of GTA Section 12.0 or 13.0. In the event the Stop Work Order is canceled by Spirit AeroSystems or the period of the Stop Work Order (including any extension thereof) expires, Seller shall promptly resume work in accordance with the terms of the Agreement.

16.0     TERMINATION OR WRONGFUL CANCELLATION

Spirit AeroSystems shall not be liable for any loss or damage resulting from any termination pursuant to GTA Section 12.1, except as expressly provided in GTA Section 12.3 or any cancellation under GTA Section 13.0 except to the extent that such cancellation shall have been determined to have been wrongful, in which case such wrongful cancellation shall be deemed a termination pursuant to GTA Section 12.1 and therefore, Spirit AeroSystems’ liability shall be limited to the payment to Seller of the amount or amounts identified in GTA Section 12.3.

17.0  ASSURANCE OF PERFORMANCE

A.	Seller to Provide Assurance
If Spirit AeroSystems determines, at any time or from time to time, that it is not sufficiently assured of Seller's full, timely and continuing performance hereunder, or if for any other reason Spirit AeroSystems has reasonable grounds for insecurity, Spirit AeroSystems may request, by notice to Seller, written assurance (hereafter an "Assurance of Performance") with respect to any specific matters affecting Seller's performance hereunder, that Seller is able to perform all of its respective obligations under any Order when and as specified herein. Each Assurance of Performance shall be delivered by Seller to Spirit AeroSystems as promptly as possible, but in any event no later than ten (10) calendar days following Spirit AeroSystems’ request therefore and each Assurance of Performance shall be accompanied by any information, reports or other materials, prepared by Seller, as Spirit AeroSystems may reasonably request. Except as to payment for accepted goods, Spirit AeroSystems may suspend all or any part of Spirit AeroSystems’ performance hereunder until Spirit AeroSystems receives an Assurance of Performance from Seller satisfactory in form and substance to Spirit AeroSystems.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

B.	Meetings and Information
Spirit AeroSystems may request one or more meetings with senior management or other employees of Seller for the purpose of discussing any request by Spirit AeroSystems for Assurance of Performance or any Assurance of Performance provided by Seller. Seller shall make such persons available to meet with representatives of Spirit AeroSystems as soon as may be practicable following a request for any such meeting by Spirit AeroSystems and Seller shall make available to Spirit AeroSystems any additional information, reports or other materials in connection therewith as Spirit AeroSystems may reasonably request.

18.0  RESPONSIBILITY FOR PROPERTY

Seller shall clearly mark, maintain an inventory of, and keep segregated or identifiable all of Spirit AeroSystems’ property and all property to which Spirit AeroSystems has acquired an interest. Seller assumes all risk of loss, destruction or damage of such property while in Seller’s or its subcontractors’ or suppliers’ possession, custody or control. Upon request, Seller shall provide Spirit AeroSystems with adequate proof of insurance against such risk of loss. Seller shall not use such property other than in performance of an Order without prior written consent from Spirit AeroSystems. Seller shall notify Spirit AeroSystems’ Procurement Representative if Spirit AeroSystems’ property is lost, damaged or destroyed. As directed by SPIRIT Spirit AeroSystems, upon completion, termination or cancellation of the agreement or any Order, Seller shall deliver such property, to the extent not incorporated in delivered end products, to Spirit AeroSystems in good condition subject to ordinary wear and tear and normal manufacturing losses. Nothing in this GTA Section 18.0 limits Seller’s use, in its direct contracts with the Government, of property in which the Government has an interest.

19.0  LIMITATION OF SELLER'S RIGHT TO ENCUMBER ASSETS

Seller warrants to Spirit AeroSystems that it has good title to all inventory, work-in-process, tooling and materials to be supplied by Seller in the performance of its obligations under any Order. Pursuant to the provisions of such Order, Seller will transfer to Spirit AeroSystems title to such inventory, work-in-process, tooling and materials whether transferred separately or as part of any Product delivered under the Order, free of any liens, charges, encumbrances or rights of others.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

20.0  PROPRIETARY INFORMATION AND ITEMS

Spirit AeroSystems and Seller shall each keep confidential and protect from disclosure all (a) confidential, proprietary, and/or trade secret information; (b) tangible items containing, conveying, or embodying such information; and (c) tooling obtained from and/or belonging to the other in connection with this Agreement or any Order (collectively referred to as "Proprietary Information and Materials"). Spirit AeroSystems and Seller shall each use Proprietary Information and Materials of the other only in the performance of and for the purpose of this Agreement and/or any Order. Provided, however, that despite any other obligations or restrictions imposed by this GTA Section 20.0, Spirit AeroSystems shall have the right to use, disclose and copy Seller's Proprietary Information and Materials for the purposes of testing, certification, use, sale, or support of any item delivered under this Agreement, an Order, or any airplane including such an item; and any such disclosure by Spirit AeroSystems shall, whenever appropriate, include a restrictive legend suitable to the particular circumstances. The restrictions on disclosure or use of Proprietary Information and Materials by Seller shall apply to all materials derived by Seller or others from Spirit AeroSystems provided Proprietary Information and Materials.Upon Spirit AeroSystems’ request at any time, and in any event upon the completion, termination or cancellation of this Agreement, Seller shall return all of Spirit AeroSystems provided Proprietary Information and Materials, and all materials derived from Spirit AeroSystems provided Proprietary Information and Materials to Spirit AeroSystems or Spirit AeroSystems’ designee unless specifically directed otherwise in writing by Spirit AeroSystems. Seller shall not, without the prior written authorization of Spirit AeroSystems, sell or otherwise dispose of (as scrap or otherwise) any parts or other materials containing, conveying, embodying, or made in accordance with or by reference to any Proprietary Information and Materials. Prior to disposing of such parts or materials as scrap, Seller shall render them unusable. Spirit AeroSystems shall have the right to audit Seller's compliance with this GTA Section 20.0. Seller may disclose Proprietary Information and Materials of Spirit AeroSystems to its subcontractors or suppliers as required for the performance of an Order, provided that each such subcontractor first assumes, by written agreement, the same obligations imposed upon Seller under this GTA Section 20.0 relating to Proprietary Informations and Materials; and Seller shall be liable to Spirit AeroSystems for any breach of such obligation by such subcontractor. The provisions of this GTA Section 20.0 are effective in lieu of, and will apply notwithstanding the absence of, any restrictive legends or notices applied to Proprietary Informations and Materials; and the provisions of this GTA Section 20.0 shall survive the performance, completion, termination or cancellation of this Agreement or any Order. This GTA Section 20.0 supersedes and replaces any and all other prior agreements or understandings between the parties to the extent that such agreements or understandings relate to Spirit AeroSystems’ obligations relative to confidential, proprietary, and/or trade secret information, or tangible items containing, conveying, or embodying such information, obtained from Seller and related to any Product, regardless of whether disclosed to the receiving party before or after the effective date of this Agreement.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

21.0  COMPLIANCE

21.1  Compliance With Laws

Seller shall be responsible for complying with all legal requirements, including, but not limited to the provisions of any statute, ordinance, rule, regulation, judgment, decree, order, permit, approval, license or registration applicable to its performance under this Agreement. Seller shall notify Spirit AeroSystems of any aspect of Seller’s performance that is prohibited under any legal requirements, at the earliest opportunity, but in all events sufficiently in advance of Seller performance of such obligation, so as to identify and implement alternative methods of performance. Seller shall notify Spirit AeroSystems in writing at the earliest possible opportunity of any aspect of its performance, which becomes subject to any additional legal requirement after the date of execution of this Agreement or which Seller reasonably believes will become subject to additional regulation during the term of this Agreement. Seller agrees to indemnify and to hold harmless Spirit AeroSystems from any failure by Seller to comply with any legal requirement.

21.2  Government Requirements

If any of the work to be performed under this Agreement is performed in the United States, Seller shall, via invoice or other form satisfactory to Spirit AeroSystems, certify that the Products covered by the Order were produced in compliance with Sections 6, 7, and 12 of the Fair Labor Standards Act (29 U.S.C. 201-291), as amended, and the regulations and orders of the U.S. Department of Labor issued there under. In addition, the following Federal Acquisition Regulations are incorporated herein by this reference except "Contractor" shall mean "Seller": Other Government clauses, if any, are incorporated herein either by attachment to this document or by some other means of reference.

FAR 52.222-26 "Equal Opportunity"
FAR 52.222-35 "Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era”
FAR 52.222-36 "Affirmative Action for Workers with Disabilities”
FAR 52.247-64 “Preference for Privately Owned U.S.-Flagged Commercial Vessels”

21.3  Ethic Requirements/Code of Conduct

Spirit AeroSystems is committed to conducting its business fairly, impartially, and in an ethical and proper manner. Spirit AeroSystems expectation is that Seller will also conduct its business fairly, impartially and in an ethical and proper manner. Spirit AeroSystems  further expects that Seller will have (or will develop) and adhere to a code of ethical standards. If Seller has cause to believe that Spirit AeroSystems or any

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

employee or agent of Spirit AeroSystems has behaved improperly or unethically under this contract, Seller shall report such conduct to Spirit AeroSystems. Although Spirit AeroSystems will not use the failure to report improper or unethical behavior as a basis for claiming breach of contract by Seller, Seller is encouraged to exert reasonable efforts to report such behavior when warranted.

22.0  INTEGRITY IN PROCUREMENT

Seller warrants that neither it nor any of its employees, agents or representatives have offered or given, or will offer or give any gratuities to Spirit AeroSystems’ employees, agents or representatives for the purpose of securing any Order or securing favorable treatment under any Order.

23.0  UTILIZATION OF SMALL BUSINESS CONCERNS

Seller agrees to actively seek out and provide the maximum practicable opportunities for small businesses, small disadvantaged businesses, women-owned small businesses, minority business enterprises, historically black colleges and universities and minority institutions, historically underutilized business zone small business concerns and U.S. veteran and service-disabled veteran owned small business concerns to participate in the subcontracts Seller awards to the fullest extent consistent with the efficient performance of this contract.

24.0 SPIRIT AEROSYSTEMS’ RIGHTS IN SELLER'S PATENTS, COPYRIGHTS, TRADE SECRETS, AND TOOLING

Seller hereby grants to Spirit AeroSystems an irrevocable, nonexclusive, paid-up worldwide license to practice and/or use, and license others to practice and/or use on Spirit AeroSystems’ behalf, all of Seller's patents, copyrights, trade secrets (including, without limitation, designs, processes, drawings, technical data and tooling), industrial designs, semiconductor mask works, and tooling (collectively hereinafter referred to as "Licensed Property") related to the development, production, maintenance or repair of Products. Spirit AeroSystems hereafter retains all of the aforementioned license rights in Licensed Property, but Spirit AeroSystems hereby covenants not to exercise such rights except in connection with the making, having made, using and selling of Products or products of the same kind provided that such Product cannot, in Spirit AeroSystems’ sole determination, be reasonably obtained in the required time frame at a reasonable price from commercially available sources (including Spirit AeroSystems) without the use of Seller’s Licensed Property and if one or more of the following situations occur:

A.	Seller discontinues or suspends business operations or the production of any or all of the Products;

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

B.	Seller is acquired by or transfers any or all of its rights to manufacture any Product to any third party, whether or not related, without Spirit AeroSystems’ prior written concurrence;

C.	Spirit AeroSystems cancels this Agreement or any Order for cause pursuant to GTA Section 13.0 herein;

D.
In Spirit AeroSystems’ judgment it becomes necessary, in order for Seller to comply with the terms of this Agreement or any Order, for Spirit AeroSystems to provide support to Seller (in the form of design, manufacturing, or on-site personnel assistance) substantially in excess of that which Spirit AeroSystems normally provides to its suppliers;

E.
Seller's trustee in bankruptcy (or Seller as debtor in possession) fails to assume this Agreement and all Orders by formal entry of an order in the bankruptcy court within sixty (60) days after entry of an order for relief in a bankruptcy case of the Seller, or Spirit AeroSystems elects to retain its rights to Licensed Property under the bankruptcy laws;

F.
Seller is at any time insolvent (whether measured under a balance sheet test or by the failure to pay debts as they come due) or the subject of any insolvency or debt assignment proceeding under state or non-bankruptcy law; or

G.
Seller voluntarily becomes a debtor in any case under bankruptcy law or, in the event an involuntary bankruptcy petition is filed against Seller, such petition is not dismissed within thirty (30) days.

As a part of the license granted under this GTA Section 24.0, Seller shall, at the written request of Spirit AeroSystems and at no additional cost to SPIRIT AEROSYSTEMS, promptly deliver to Spirit AeroSystems any and all Licensed Property considered by Spirit AeroSystems to be necessary to satisfy Spirit AeroSystems’ requirements for Products and their substitutes.

25.0  TERMINATION OF AIRPLANE PROGRAM

25.1  Program Termination

The parties acknowledge and agree that Spirit AeroSystems may, in its sole discretion, terminate all or part of this Agreement, including any Order issued hereunder, by written notice to Seller, if Spirit AeroSystems’ Customer decides not to initiate or continue production of the program which the Product supports, by reason of SPIRIT AEROSYSTEMS’ Customer’s determination that there is insufficient business basis for proceeding with such program. In the event of such a termination, Spirit AeroSystems shall have no liability to Seller except as expressly provided in GTA Section 25.2 below.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

25.2  Termination Liability

In the event of a termination of the program as described in 25.1 above, Spirit AeroSystems shall have no liability whatsoever to Seller, except to the extent of any Orders issued prior to the date of the written notice to Seller identified in 25.1 above. Termination of such Orders shall be governed by GTA Section 12.0 herein.

26.0  PUBLICITY

Without Spirit AeroSystems’ prior written approval, Seller shall not, and shall require that its subcontractors or suppliers shall not, release any publicity, advertisement, news release or denial or confirmation of the same, regarding any Order or Products, or the program to which they may pertain. Seller shall be liable to Spirit AeroSystems for any breach of such obligation by any subcontractor or supplier.

27.0  PROPERTY INSURANCE

27.1  Insurance

Seller shall obtain and maintain continuously in effect a property insurance policy covering loss or destruction of or damage to all property in which Spirit AeroSystems does or could have an insurable interest pursuant to this Agreement, including but not limited to Tooling, Spirit AeroSystems furnished property, raw materials, parts, work-in-process, incomplete or completed assemblies and all other products or parts thereof, and all drawings, specifications, data and other materials relating to any of the foregoing in each case to the extent in the possession or under the effective care, custody or control of Seller or any agent, employee, affiliate, subcontractor or supplier of Seller, in the amount of full replacement value thereof providing protection against all perils normally covered in an "all risk" property insurance policy (including without limitation fire, windstorm, explosion, riot, civil commotion, aircraft, earthquake, flood or other acts of God). Any such policy shall be with insurers reasonably acceptable to Spirit AeroSystems and shall (i) provide for payment of loss there under to Spirit AeroSystems, as loss payee, as its interests may appear and (ii) contain a waiver of any rights of subrogation against Spirit AeroSystems, its subsidiaries, and their respective directors, officers, employees and agents

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

27.2  Certificate of Insurance

Upon written request from Spirit AeroSystems, Seller shall provide to Spirit AeroSystems’ Procurement Representative Certificates of Insurance reflecting full compliance with the requirements set forth in GTA Section 27.1. Such certificates shall be kept current and in compliance throughout the period of this Agreement and shall provide for thirty (30) days advanced written notice to Spirit AeroSystems’ Procurement Representative in the event of cancellation, non-renewal or material change adversely affecting the interests of Spirit AeroSystems.

27.3  Notice of Damage or Loss

Seller shall give prompt written notice to Spirit AeroSystems’ Procurement Representative of the occurrence of any damage or loss to any property required to be insured herein. If any such property shall be damaged or destroyed, in whole or in part, by an insured peril or otherwise, and if no Event of Default shall have occurred and be continuing, then Seller may, upon written notice to Spirit AeroSystems, settle, adjust, or compromise any and all such loss or damage not in excess of Two Hundred Fifty Thousand Dollars ($250,000) in any one occurrence and Five Hundred Thousand Dollars ($500,000) in the aggregate. Seller may settle, adjust or compromise any other claim by Seller only after Spirit AeroSystems has given written approval, which approval shall not be unreasonably withheld.

28.0  RESPONSIBILITY FOR PERFORMANCE

Seller shall be responsible for performance of its obligations under this Agreement. Seller shall bear all risks of providing adequate facilities and equipment to perform each Order in accordance with the terms thereof. If any use of any facilities or equipment contemplated by Seller for use in performing Orders will not be available for any reason, Seller shall be responsible for arranging for similar facilities and equipment at no cost to Spirit AeroSystems, and any failure to do so shall not relieve Seller from its obligations.

Seller shall notify and obtain written approval from Spirit AeroSystems prior to moving work to be performed under this Agreement between Seller’s various facilities. Seller shall include as part of its subcontracts those elements of the Agreement that protect Spirit AeroSystems’ rights including but not limited to right of entry provisions, proprietary information and rights provisions and quality control provisions. In addition, Seller shall provide to its subcontractor's sufficient information to document clearly that the work being performed by Seller's subcontractor is to facilitate performance under this Agreement or any Order. Sufficient information may include but is not limited to Order number, GTA number or the name of Spirit AeroSystems’ Procurement Representative.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

28.1  Subcontracting

Seller shall maintain complete and accurate records regarding all subcontracted items and/or processes. Seller’s use of subcontractors or suppliers shall comply with Seller’s quality assurance system approval for said subcontractors or suppliers. Unless Spirit AeroSystems’ prior written authorization or approval is obtained, Seller may not purchase completed or substantially completed Products. For purposes of this GTA Section and this GTA Section only, completed or substantially completed Products shall not include components of assemblies or subassemblies. No subcontracting by Seller shall relieve Seller of its obligation under the applicable Order. Utilization of a Spirit AeroSystems approved source does not constitute a waiver of Seller's responsibility to meet all specification requirements.

28.2  Reliance

Entering into this Agreement is in part based upon Spirit AeroSystems’ reliance on Seller's ability, expertise and awareness of the intended use of the Products. Seller agrees that Spirit AeroSystems and Spirit AeroSystems’ Customers may rely on Seller as an expert, and Seller will not deny any responsibility or obligation hereunder to Spirit AeroSystems or Spirit AeroSystems’ Customers on the grounds that Spirit AeroSystems or Spirit AeroSystems’ Customers provided recommendations or assistance in any phase of the work involved in producing or supporting the Products, including but not limited to Spirit AeroSystems’ acceptance of specifications, test data or the Products.

28.3  Assignment

*

29.0  NON-WAIVER/PARTIAL INVALIDITY

Any failures, delays or forbearances of Spirit AeroSystems in insisting upon or enforcing any provisions of any Order, or in exercising any rights or remedies under this Agreement, shall not be construed as a waiver or relinquishment of any such provisions, rights or remedies; rather, the same shall remain in full force and effect. If any provision of any Order is or becomes void or unenforceable by law, the remainder shall be valid and enforceable.

_______________________
*The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

30.0  HEADINGS

Section headings used in this Agreement are for convenient reference only and do not affect the interpretation of the Agreement.

31.0  RESERVED

32.0  RESERVED

33.0  DISPUTES

Spirit AeroSystems and Seller shall use their best reasonable efforts to resolve any and all disputes, controversies, claims or differences between Spirit AeroSystems and Seller, arising out of or relating in any way to this GTA or its performance, including, but not limited to, any questions regarding the existence, validity or termination hereof ("Disputes"), through negotiation. If a Dispute cannot be resolved by the functional representatives of Spirit AeroSystems and Seller, it shall be referred up through management channels of the Parties or their respective designees, for further negotiation.

Any dispute that arises under or is related to this Agreement that cannot be settled by mutual agreement of the parties shall be resolved only as provided in SBP Section 5. Pending final resolution of any dispute, Seller shall proceed with performance of this Agreement according to Spirit AeroSystems’ instructions so long as Spirit AeroSystems continues to pay amounts not in dispute.

34.0  RESERVED

35.0  TAXES

35.1  Inclusion of Taxes in Price

Unless this Agreement, specifies otherwise, the price of this contract includes, and Seller is liable for and shall pay, all taxes, impositions, charges and exactions imposed on or measured by this Agreement and the Orders issued hereunder, except for sales or use taxes on sales to Spirit AeroSystems ("Sales Taxes") for which Spirit AeroSystems specifically agrees to pay and which are separately stated on Seller’s invoice. Prices shall not include any taxes, impositions, charges or exactions for which Spirit AeroSystems has furnished a valid exemption certificate or other evidence of exemption.

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

35.2  Litigation

In the event that any taxing authority has claimed or does claim payment for sales taxes, Seller shall promptly notify Spirit AeroSystems, and Seller shall take such action as Spirit AeroSystems may direct to pay or protest such taxes or to defend against such claim. The actual and direct expenses, without the addition of profit and overhead, of such defense and the amount of such taxes as ultimately determined as due and payable shall be paid directly by Spirit AeroSystems or reimbursed to Seller. If Seller or Spirit AeroSystems is successful in defending such claim, the amount of such taxes recovered by Seller, which had previously been paid by Seller and reimbursed by Spirit AeroSystems or paid directly by Spirit AeroSystems, shall be immediately refunded to Spirit AeroSystems.

35.3  Rebates

If any taxes paid by Spirit AeroSystems are subject to rebate or reimbursement, Seller shall take the necessary actions to secure such rebates or reimbursement and shall promptly refund to Spirit AeroSystems any amount recovered

36.0  INDUSTRIAL PARTICIPATION

To the exclusion of all others, Spirit AeroSystems or its assignee shall be entitled to all industrial participation benefits or offset credits which might result from this Agreement or Order. Seller shall provide documentation or information, which Spirit AeroSystems or its assignee may reasonably request to substantiate claims for industrial benefits or offset credits. Seller agrees to use reasonable efforts to identify the foreign content of goods, which Seller either produces itself or procures from other companies for work directly related to this Agreement. Promptly after selection of a non-U.S. subcontractor or supplier for work under this Agreement, Seller shall notify Spirit AeroSystems of the name, address, subcontract point of contact (including telephone number) and dollar value of the subcontract.

EXECUTED in duplicate as of the date and year first set forth above by the duly authorized representatives of the Parties.

Spirit AeroSystems    SELLER
Spirit AeroSystems, Inc.   LMI Aerospace, Inc.

_______________________________	_______________________________
Name: K. E. Lyons	Name:
Title: Procurement Agent, V	Title:

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL

Date:	Date:

General Terms Agreement	LMI Aerospace, Inc.
Pro-Forma dated 07-01-05	SPIRIT AEROSYSTEMS-GTA-T5P2-YB-001851
INITIALS: KEL